Horizon Technology Finance Provides Fourth Quarter 2023 Portfolio Update

-	HRZN Originates $63.4 Million of New Loans in Q4 -
-	HRZN Ends 2023 with Committed Backlog of $218 Million -

Farmington, Connecticut – January 10, 2024 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital-backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the fourth quarter ended December 31, 2023 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We closed out the year with another solid quarter of quality originations at the Horizon Platform, including $63 million of loans funded by HRZN,” said Gerald A. Michaud, President of HRZN and HTFM. “We are pleased to announce that, during the quarter, HRZN completed its first co-investment with funds managed by Monroe Capital, a direct benefit to Horizon from HTFM’s access to Monroe’s substantial investment platform. In addition to the new originations in the quarter, HRZN’s committed backlog of debt investments increased to $218 million. HRZN also received $48 million in loan payoffs and partial paydowns during the quarter, generating additional accelerated income and further validating our predictive pricing strategy. Entering 2024, we remain well positioned to further grow HRZN’s venture debt portfolio and deliver additional value to HRZN’s shareholders.”

Fourth Quarter 2023 Portfolio Update

Originations

During the fourth quarter of 2023, HRZN funded a total of $63.4 million of loans, as follows:

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$32.5 million to a new portfolio company, VERO Biotech, Inc., a developer of innovative nitric oxide delivery technology for the acute care setting. The loan is HRZN’s first co-investment with Monroe Capital. This funding will support the continued commercial expansion of the GENOSYL® Delivery System (GENOSYL® DS), as well as other R&D initiatives.

●	$10.0 million to a new portfolio company, Parse Biosciences, Inc., a provider of accessible and scalable single cell sequencing solutions.
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$7.5 million to a new portfolio company, MicroTransponder, Inc., the developer of the Vivistim Paired VNS System, the only FDA-approved neurostimulation device designed to improve stroke recovery by restoring 2-3 times more motor function in a stroke survivor’s hand and arm compared to traditional rehabilitation therapy.

●	$6.5 million to an existing portfolio company, TemperPack Technologies, Inc., a manufacturer of sustainable insulated packaging for perishable last mile deliveries.
●	$5.0 million to an existing portfolio company, a developer of innovative medical devices and therapies to address the evolving needs of interventional specialists.
●

$1.9 million to an existing portfolio company, Nexii Building Solutions Inc., a green construction technology company focused on creating environmentally-friendly, durable, cost-efficient and disaster-resilient buildings.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from four portfolio companies in the fourth quarter of 2023, including principal prepayments and partial paydowns of $48.3 million, compared to $37.9 million of principal prepayments and partial paydowns during the third quarter of 2023:

●	In October, HRZN received a principal paydown of $11.0 million on its venture loans to Evelo Biosciences, Inc.
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In December, Primary Kids, Inc. (“Primary Kids”) paid its outstanding principal balance of $5.1 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Primary Kids.

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In December, Infobionic, Inc. (“Infobionic”) paid its outstanding principal balance of $2.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Infobionic.

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In December, Magnolia Medical Technologies, Inc. (“Magnolia”) paid its outstanding principal balance of $30.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Magnolia.

Principal Payments Received

During the fourth quarter of 2023, HRZN received regularly scheduled principal payments on investments totaling $11.8 million, compared to regularly scheduled principal payments totaling $9.1 million during the third quarter of 2023.

Commitments

During the quarter ended December 31, 2023, HRZN closed new loan commitments totaling $89.4 million to four companies, compared to new loan commitments of $157.7 million to seven companies in the third quarter of 2023.

Pipeline and Term Sheets

As of December 31, 2023, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $218.3 million to 15 companies. This compares to a Committed Backlog of $201.8 million to 19 companies at HRZN as of September 30, 2023. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. Across the Horizon Platform, the quarter ended with an additional $10.5 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed a term sheet that is in the approval process, which may result in the Horizon Platform providing up to an aggregate of $20.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of December 31, 2023, HRZN held a portfolio of warrant and equity positions in 103 portfolio companies, including 89 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a $17 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819